EXHIBIT 24.2


                   CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Summary Financial Information", "Selected Financial Information", and "Experts" and to the use of our report dated May 15, 1996, except for Note 1, as to which the date is November 13, 1996, in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-11723) and related
Prospectus of Global Med Technologies, Inc. dated January 31, 1997.

                                    /s/ ERNST & YOUNG LLP
                                    ----------------------------
                                     ERNST & YOUNG LLP

Denver, Colorado
January 30, 1997